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                                                                   Exhibit 10.23

                       WALL STREET STRATEGIES CORPORATION

                             STOCK OPTION AGREEMENT

                                (Employees - ISO)

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Optionee Name:

Optionee Address:

Number of Shares of                               Exercise Price per
Common Stock:            75,000                   Share: US $
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Date of Grant:           December    , 1999
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                  STOCK OPTION AGREEMENT (this "Agreement") made as of the Date of Grant set forth above (the "Date of Grant"), between Wall Street Strategies Corporation, a Nevada corporation (collectively, with any wholly-owned subsidiaries, the "Company"), and the Optionee identified above ("Optionee"), residing at the address set forth above.

                  WHEREAS, the Optionee is an employee of the Company; and

                  WHEREAS, pursuant to the Company's 1999 Incentive Program (the "Program"), the Company desires to grant a stock option to Optionee to purchase certain shares of its common stock, par value $.001 per share (the "Common Stock"); and

                  WHEREAS, this Agreement consists of this Agreement and the Program attached hereto as Exhibit A;

                  NOW, THEREFORE, the Company and the Optionee hereby agree as follows:


                              W I T N E S S E T H:
                              - - - - - - - - - -


                  1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

                     1.1 Terms defined in the Program shall have the same meanings when used herein as defined therein.

                     1.2 The term "Option" shall have the meaning set forth in
Section 3 hereof.

                     1.3 The term "Optionee" when used herein shall include the Optionee's legal representative when the context requires.

                  2. Representations, Warranties and Acknowledgements of the Optionee.


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                     2.1 The Optionee's address set forth above is his or her
true and correct residence.

                     2.2 The Optionee has had an opportunity to ask questions and receive answers from the officers and directors of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this Agreement and the business and affairs of the Company. The Optionee has a sufficient business and personal relationship with one or more of the officers and directors of the Company, and has sufficient business or financial experience, so as to be able to protect his or her own interests in connection with the issuance of the Option (as hereinafter defined) and the issuance of any Common Stock upon any exercise of the Option.

                     2.3 The Optionee acknowledges that the Option and the Common Stock to be issued upon the exercise of the Option, if any, are speculative investments and involve a substantial degree of risk of loss by the Optionee. The Optionee represents and warrants to the Company that he or she is acquiring the Option, and the Common Stock to be issued upon the exercise of the Option (if the Option is exercised), solely for investment purposes and not with a view towards the distribution or transfer thereof, except as may be permitted under applicable federal and state laws. The Optionee acknowledges that the Option may or may not be of any value, based on numerous circumstances and conditions, many of which may be beyond the control of Optionee.

                     2.4 The Optionee acknowledges that the Option and the Common Stock to be issued upon the exercise of the Option constitute a part of the Optionee's compensation arrangement with the Company.

                     2.5 The Optionee confirms that neither the Company nor any officer, director or representative thereof has made any representation, prediction, or forecast as to the value or possible future value of the Option or the Common Stock. The Optionee has not been induced to accept the Option by any representation or promise by or on behalf of the Company.

                     2.6 The Optionee has had an opportunity to consult with his or her legal, tax and investment advisors, to the extent the Optionee deems necessary, concerning the Option.

                     2.7 This Agreement consists of this document and the terms and provisions contained in the Program, as it may be amended from time to time, which are hereby incorporated by reference herein and made a part hereof. Unless otherwise expressly stated herein, in the case of any conflict or inconsistency between the terms of this document and the terms of the Program, the terms of the Program shall control.

                     2.8 The Optionee acknowledges that the Option and the shares of Common Stock to be issued upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption from registration contained in Section 4(2) of the Act based, in part, on the representations and warranties made by the Optionee hereunder. Optionee agrees that the certificates evidencing the shares of Common Stock acquired by him or her upon exercise of all or part of the Option may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under the Act and are subject to restrictions on the transfer thereof.

                  3. Grant of Option. The Company, subject to the terms of the Program, hereby grants to the Optionee as of Date of Grant, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, an Incentive Stock Option (the "Option") to purchase in the aggregate the number of shares of the Common Stock of the Company set forth in the box on the first page hereof (the "Shares"). Optionee understands that the Option granted under


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this Agreement is an Incentive Stock Option intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  4. Exercise Price. The exercise price (the "Exercise Price") of the Option is the amount per share set forth in the box on the first page hereof, subject to adjustment as provided in Section 4(b) of the Program.

                  5. Option Non-Transferable. The Option shall not be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by the Optionee. Neither the Option nor any interest therein may be transferred, sold, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  6. Exercisability of Option. The Option shall not be exercisable and none of the Shares may be purchased until the ninetieth day following the Date of Grant and on such date and thereafter, during the term of the Option, the Option shall be and become exercisable as follows: on and after the ninetieth following the Date of Grant, Optionee may purchase up to 5% of the Shares; on and after each of the one hundred eightieth and the two hundred seventieth day following the Date of Grant, Optionee may purchase an additional 5% of the Shares; on and after the first annual anniversary of the Date of Grant, the Optionee may purchase an additional 25% of the Shares; on and after each of the quarterly anniversaries following first annual anniversary of the Date of Grant, the Optionee may purchase an additional 10% of the Shares; and on and after the second annual anniversary of the Date of Grant, the Optionee may purchase an additional 30% of the Shares, so that upon expiration of the second year of the term of the Option, and thereafter during the term of the Option, Optionee will have become eligible to purchase all of the Shares. The foregoing right to exercise the Option is subject to the provisions of Section 8 and 9 hereof.

                  7. Exercise of Option. The Option may be exercised only in accordance with the provisions of the Program. In no event may the Option or any part thereof be exercised after the expiration of five (5) years from the date hereof. The Exercise Price may be paid for (a) in cash, (b) in the discretion of the Plan Administrator, by tender, either actually or by attestation, to the Company of shares of Common Stock already owned by Optionee and registered in his or her name or held for his or her benefit by a registered holder, having a fair market value equal to the cash Exercise Price of that portion of the Option being exercised, (c) in the discretion of the Plan Administrator, by a combination of methods of payment specified in clauses (a) and (b), or (d) in the discretion of the Plan Administrator, by a cashless exercise election, all in accordance with Section 5 of the Program. No shares of Common Stock may be tendered in exercise of this Option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option, unless (a) such shares have been held by Optionee for at least one (1) year, and (b) at least two (2) years have elapsed since such Incentive Stock Option was granted. The Option may be exercised before or after the exercise of any other options granted to the Optionee under the Program or any of the Company's other stock option programs or compensation plans.

                  8. Termination of Option. Subject to the terms hereof, all rights of the Optionee in and to the Option, to the extent that they have not been exercised, shall terminate on the date which is the fifth annual anniversary of the Date of Grant or, if sooner, immediately, after Optionee's termination as an employee of the Company for any reason, including voluntary resignation. Notwithstanding the foregoing, in the event of the death of the Optionee while employed by the Company or termination of employment of Optionee by reason of disability (within the meaning of Section 22(e)(3) of the Code), the Option, to the extent of the applicable portion thereof which is exercisable as of such date, may be exercised solely within one (1) year after death or ninety (90) days after termination of employment by reason of disability.


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                  9. Death of Optionee. The Option granted hereunder and
outstanding on the date of Optionee's death may be exercised, only if and to the extent Optionee was entitled to exercise the Option at the date of his or her death, by Optionee's personal representative or his or her transferees by will or intestate distribution at any time prior to the termination of such Option pursuant to Section 8 above. The Plan Administrator may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, or beneficiary.

                  10. Fraud, Dishonesty, or Similar Acts. Notwithstanding anything contained herein to the contrary, if it is determined by the Plan Administrator that fraud, dishonesty, or similar acts were committed by Optionee at any time while in the employ of the Company, or that Optionee has at any time disclosed to any person, firm, corporation or other entity any of the Company's "proprietary information" (defined below) without the express written consent of the Board of Directors or except as such disclosure may have been required in connection with the Optionee's employment by the Company, all option and other rights with respect to all Option(s) granted to Optionee hereunder shall immediately terminate and be null and void. For the purposes of this Section 10, the term "proprietary information" shall mean all confidential or secret customer lists, prospective customer lists, trade secrets, processes, computer programs, object codes, source codes, inventions, improvements, manufacturing or systems techniques, formulas, development or experimental work, work in process, business, data disclosed to the Company by or for the benefit of the Company's customers, information relating to the Company's business contracts (including without limitation contracts with service providers, medical insurers and claims administrators), marketing and competitive strategies, and any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company.

                  11. Reserve. The Company shall at all times during the term of the Option reserve such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Agreement.

                  12. Withholding Taxes. The Optionee acknowledges that it is a condition to the obligation of the Company to deliver the Shares, upon the exercise of the Option, to pay the Company such amount, if any, as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income, or other taxes required by law to be withheld with respect to such delivery; provided that the Optionee may elect, in accordance with applicable law, to pay a portion or all of such withholding taxes in shares of Common Stock held by the Optionee for at least six (6) months and the Optionee hereby authorizes the Company to withhold and agrees to surrender back to the Company, on or about the date such withholding tax is determinable, shares previously owned by the Optionee or a portion of the shares that were or otherwise would be distributed to the Optionee pursuant hereto so qualifying and having a fair market value equal to the amount of such withholding taxes to be paid in shares.

                  13. No Right to Continued Employment. Nothing contained herein shall be construed to require the Company to continue to employ the Optionee for any particular period of time and the Optionee shall not be deemed to have any right to continued employment or to employment for any particular period of time by virtue hereof.


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                  14. Governing Law. The Program, this Agreement and all action taken under each shall be governed, as to construction and administration, by the laws of the State of Nevada.

                  IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Agreement as of the day and year first above written.

ATTEST:                                     WALL STREET STRATEGIES CORPORATION


                                            By:
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                                               Name:
                                               Title:


                                            ACCEPTED AND AGREED:


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